UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 31, 2007

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

Item 7.01.                                Regulation FD Disclosure.

During the third quarter earnings conference call of The Brink’s Company (the “Company”), held on October 31, 2007, Michael T. Dan, President, Chief Executive Officer and Chairman of the Board of the Company, made the following comments about the Company’s determination earlier this year to continue to pursue its previously stated strategy:

“I’d like to make a few comments about our company’s strategy.  During, and since, our last conference call on August 2, some of you have asked us to give you more insight into the process that we have followed and some of the factors which underlie the company’s determination this summer to continue to pursue our previously stated strategy of:

•	Growing our existing strong security businesses
•	Focusing on accelerating the growth of high-potential opportunities within those businesses
•	Exploiting the cash flow, brand-building and other benefits of operating the two premier businesses under the same flagship brand name and
•	Exploring the expansion of the Brink’s brand into suitable security-related businesses.

My comments today relate to the process and thinking that led up to our announcement in early August.  Having said that, let me remind you of our ongoing commitment to conduct a dynamic review of strategy on a continuous basis.  Both with and without external assistance, management and the Board conduct routine, and frankly, non routine reviews of where we’ve been and where we’re going.  We remain vigilant to changes in opportunities and markets.  And, as we’ve told you before, if the Board decides that changing strategic direction is the right thing to do, we would announce that as soon as it is appropriate.

Now, let me give you some insight into the process that we followed that resulted in the July reaffirmation of our strategy.

First, I’ll tell you a little bit about our world class advisors.

We first explored values with Morgan Stanley when the sale process for BAX Global was initiated in late 2004.  Since the conclusion of that successful process, we have retained them continuously.  The people at Morgan Stanley have provided valuable insight and advice to the Board on numerous occasions.  To this mix, we added Greenhill & Company this last year to provide their solid, experienced perspectives on capital markets and corporate strategy, totally independent of Morgan Stanley to ensure a broad second view of the best approaches to enhancing long-term shareholder value.

Our advisors made an initial presentation to the Board on the company and the alternative strategic directions less than a month after the completion of our half billion dollar dutch auction share purchase in April [sic] 2006.  Our advisors have met frequently with the Board since then, and I mean frequently.

Among other things, we have covered valuation issues, the pros and cons of strategic alternatives, insights into the markets and evaluations of alternatives whether suggested by investors, management and the Board or other parties.

We have provided the Board with in depth information about our business, competitors, performance and prospects, balance sheet and tax issues amongst many other things.

The Board reviewed the information provided to it, considered correspondence from investors and questioned the management and advisors.

After following this rigorous process, we found ourselves in July with a general consensus (although not without one public dissenter) that continuing to follow our previously stated strategy was the best path at that time to increase shareholder value, or, to put it in other words, that the risks to values inherent in a spin-off outweighed any argued benefit.

Now, I’d like to spend time reviewing a few of the factors we considered in our review.

First and foremost, we firmly believe that shareholder value is created by sustainable operating performance and growth prospects.  In evaluating a spin-off, we considered that there could be a risk that it would leave the separated units with reduced resources and prospects to drive growth in earnings and cash flow.

There are those who argue that separating the businesses will allow management to better focus on their business and receive compensation incentives which are more tightly tied to their unit’s performance.  In our case, Brink’s and Brink’s Home Security have been run on a decentralized basis for over a decade.  Management is highly focused on their operations and, with the exception of stock options, all of the compensation depends on the performance of their units and their units alone.

But one of the better indicators of management capability is what others think and say about it.  When people, including competitors, talk about Brink’s and Brink’s Home Security, one of the first things mentioned is the already high quality of management each of these businesses has.

As we have said on numerous occasions, we believe that the Brink’s brand has a huge implication for performance.  Brink’s is known the world over to financial institutions, bankers and retailers while Brink’s Home Security has built a strong position with consumers here in the U.S. and Canada over the past 25 years.  But the key word in Brink’s Home Security is the name Brink’s, not Home and not Security.

Rarely, if ever, do companies split a brand with the iconic status of Brink’s.  The reasons are concerns over the control and treatment and use of the brand in the future, concern over reputation and risk, concern over future expansion projects – as an example, we are already alarm monitoring on a local basis in several European companies using the Brink’s name.

In addition, there would be royalty issues over the use of the brand if the company and the brand were split.  This would create a substantial financial burden on Brink’s Home Security.

For these reasons, we view the Brink’s brand as do other companies with strong brands and had to consider whether value creation would be impacted by a split of the brand.  Further, we believe that Brink’s Home Security’s performance could be affected without the Brink’s name.  Sales opportunities may be reduced while being more costly and the cost of installation, servicing and monitoring may not get the same boost from volume and the fixed cost sharing that we experience today.

Next, we questioned the complete comparability of the comparables used by some in the investment community who are proponents of a spin-off.  Although we agree that there are some similarities, the three major European companies to which we are usually compared:  Group 4 Securicor, Prosegur and Securitas are predominantly guarding companies with approximately 70%, 60% and 80%, respectively, of their revenues coming from guarding.  Many of you know that guarding businesses typically have lower margins than well-run cash logistics businesses but, on the other hand, they have much lower capital needs.  Accordingly, much more of their earnings are converted into current free cash flow than in our case where we continue to invest in the good growth, high return, alarm business and expansion of Brink’s into new products and services and geographies.  We suspect that at least a portion of the valuation premiums, that the so-called comparables enjoy stems from their current free cash flow generation, about 50% or more for some.  In contrast, we’re building value over the long run.

We also saw concerns about capital costs and valuations if the companies were to be split.

Post-spin, each company would be smaller, less diversified and subject to greater volatility of performance.  The rating agencies may likely view these as negative factors in comparison to how we are currently positioned.  One has already publicly commented on it.

It is likely that Brink’s could retain an investment grade rating despite retaining the legacy pension and retirement medical benefit obligations.  The credit rating would be important to both capital availability and to fund growth and to the purchasing decisions of many of the sophisticated customers who prefer working with vendors with investment grade credit ratings.

On the other hand, based on its relatively small size and cash usage, the alarm monitoring business would require a sizeable injection of capital from BCO or would likely face a decline in credit rating to below investment grade.  This could hurt future performance prospects in two ways.  First, and the most obvious, in the nervous credit markets as we are currently experiencing, large amounts of capital would be unavailable to fund growth opportunities.  Second, as it pushes into the commercial business, its credit rating as a vendor may become a more decisive factor in the “buy” decision.

Finally, credit ratings, at Brink’s Home Security in particular, trading liquidity, and performance volatility at Brink’s could negatively impact equity market valuations in a spin-off.

To summarize, today, I’ve tried to give you a better understanding of the process and some of the considerations which supported our comments about strategy on our last phone call.

Having said that, we do see substantial value in The Brink’s Company, we’re excited about our growth prospects, and we’re committed to an ongoing, rigorous process of considering and setting strategy and executing upon the selected strategy to increase shareholder value.

As I said before, and as demonstrated by our actions over the past ten years, management and the Board are committed to the continuous consideration of our alternatives and the company’s strategic direction may change in the future.  If a change occurs, you can be certain that it will have come about through the use of a rigorous process followed by well informed people with objective, open minds.”

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific references in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK'S COMPANY
(Registrant)

Date: October 31, 2007	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President, General Counsel and Secretary